Exhibit 10.53

Merrill Lynch                                        LETTER OF CREDIT SUPPLEMENT

This LETTER OF CREDIT SUPPLEMENT ("Supplement") is hereby made a part of that certain WCMA LOAN AND SECURITY AGREEMENT N0. 749-07V74 (the "Loan Agreement") between MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS") and RENT-A-WRECK OF AMERICA, INC. D/B/A "RENT-A-WRECK" AND "PRICELESS" ('Customer')

In connection with Customer's WCMA Line of Credit under the Loan Agreement, Customer may from time to time apply for the opening of letters of credit by an Issuing Bank, subject in each case to the consent and approval of MLBFS This Supplement sets forth the understandings between MLBFS and Customer with respect to any and all such letters of credit

Accordingly, and in consideration of the mutual covenants of the parties hereinafter set forth, MLBFS and Customer hereby agree as follows

1 DEFINITIONS.

(a) Specific Terms. In addition to terms defined elsewhere in the Loan Agreement or in any exhibit or amendment thereto or document incorporated therein (which terms shall have the same meaning herein), when used herein, the following terms shall have the following meanings

(i) "Application" shall mean the applicable Issuing Bank's document or documents used to apply for and request, with MLBFS' prior approval, a Credit to be issued by such Issuing Bank under this Supplement and the applicable CLC Agreement.

(ii "Business Day" means any day upon which the applicable Issuing Bank's principal office is open for the conduct of substantially all of its banking functions

(iii) "CLC Agreement" means that agreement which Customer enters into with the applicable Issuing Bank in consideration of such Issuing Bank's role in connection with the Letter of Credit Arrangement under the WCMA Program

(iv) "Credit" means a letter of credit authorized and agreed to by the applicable Issuing Bank from time to time to be issued on Customer's behalf and which is issued by such Issuing Bank at Customer's request with MLBFS' consent while this Supplement and the applicable CLC Agreement are in effect

(v) "Document" means not only documents of title, but also all other papers, securities, invoices, certificates, letters, notices, receipts, telegrams, telex or telephonic transmissions, facsimiles, computer data printouts and any other tangible expression of words or data, whether transmitted or delivered by written, electromagnetic or other means

(vi) "Draft" means any bill of exchange or acceptance, whether payable at sight or at a future time. If a Credit provides for presentation of Documents without Drafts, references herein to Drafts, acceptances, Documents relative thereto or payments or acceptances thereof, shall refer to Documents presented for payment against or acceptances of such Documents, and all rights and obligations hereunder shall be the same as though Drafts had accompanied such Documents

(vii) "Issuing Bank" refers as of the date hereof to The Northern Trust Company ("Northern") or Bank of America, N.A. ("Bank of America"), as applicable, and "Issuing Banks" refers as of the date hereof to Northern and Bank of America, collectively MLBFS reserves the right without notice to or the consent of Customer to designate any other or additional financial institutions as an Issuing Bank, and upon any such designation by MLBFS, such other or additional financial institutions shall be included in the definition of Issuing Bank and Issuing Banks for all purposes hereof

(viii) "Letter of Credit Arrangement" shall mean the arrangement made between MLBFS and each Issuing Bank with respect to the issuance of Credits in connection with the WCMA Program

(b) Other Terms Except as otherwise provided herein or in the Loan Agreement, other terms herein shall have the meaning assigned to them by the "Uniform Customs and Practice for Documentary Credits" (1993 Revision) International Chamber of Commerce Publication No 500 and all successor publications

2 APPLICATIONS FOR THE ISSUANCE OF CREDITS.

Each Application executed by Customer shall constitute a certification by Customer that all representations and warranties made by Customer in this Supplement, the applicable CLC Agreement and in the Loan Agreement are true and correct as of the date of such Application Upon receipt of an Application, MLBFS may elect, but shall not be required, to request that an Issuing Bank issue or amend a Credit in connection with MLBFS' Letter of Credit Arrangement in response thereto In no event, however, shall (i) the aggregate amount outstanding under all such Credits exceed $1,000,000.00, or (ii) the expiration date of any Credit extend beyond the Maturity Date of the WCMA Line of Credit Amendments to any Application and requests to amend any Credit issued shall be in accordance with the procedures of the applicable Issuing Bank and MLBFS governing such amendments Customer expressly acknowledges and agrees that in order to make Applications or request amendments by certain means permitted by the procedures of the applicable Issuing Bank and MLBFS (including, but not limited to, microcomputer transmissions), Customer may be required to execute one or more additional agreements governing the rights and duties of Customer, the Issuing Bank and/or MLBFS with respect thereto Customer further acknowledges and agrees that upon the issuance of each Credit, the WCMA Line of Credit under the Loan Agreement will be reduced by the amount of such Credit so long as such Credit remains outstanding

3 PAYMENT OBLIGATIONS.

(a) Customer unconditionally agrees to pay to MLBFS (i) as to any Drafts or clams drawn under or made in connection with any Credit, all amounts paid or payable by MLBFS under, pursuant to or in connection with such Credit, (ii) all fees and charges of MLBFS in connection with such Credit and/or Application, which fees and charges shall be in such amount or at such rate as MLBFS shall determine in its sole discretion, and (iii) any and all expenses, obligations or charges paid or incurred by MLBFS, the applicable Issuing Bank or any of its correspondents in connection with such Credit, this Supplement and/or the applicable CLC Agreement A schedule of the current fees, charges and limitations applicable to this Supplement and any Credit issued pursuant hereto is set forth on Exhibit A attached hereto and hereby made a part hereof The Commitment Fee referred to on said Exhibit A shall apply only with respect to the period between the date hereof and the current Maturity Date of the WCMA Line of Credit. In the event of any renewal of the WCMA Line of Credit, an additional Commitment Fee shall be payable in the amount then determined by MLBFS The acceptance of any Commitment Fee by MLBFS shall not in any event obligate MLBFS to consent to the issuance of any Credit or particular number of Credits No fees or charges shall be refundable under any circumstances.

(b) Provided that no Event of Default shall then have occurred and is continuing, within a reasonable time after the presentation of any Drafts or other third party claims in connection with any Credit, MLBFS will increase the WCMA Line of Credit by an amount equal to the lesser of (i) the aggregate amount of such Drafts or claims, or (ii) the amount by which the WCMA Line of Credit was previously reduced on account of such Credit

(c) Without limiting in any way Customer's obligations to pay MLBFS any amounts due pursuant to or in connection with any Credit, this Supplement or the applicable CLC Agreement, Customer hereby irrevocably authorizes MLBFS to pay on Customer's behalf any and all amounts due pursuant to or in connection with any Credit or this Supplement or the applicable CLC Agreement, upon the demand of the applicable Issuing Bank for payment

(d) In order to make such payments to the applicable Issuing Bank on Customer's behalf, or to MLBFS for the fees and charges referred to above or other sums payable, Customer hereby irrevocably authorizes MLBFS to (i) debit Customer's WCMA Account, electronically, by draft, and/or by any other means that MLBFS may in its sole discretion deem appropriate, and Customer understands and agrees that such debit may, without limitation, cause the redemption of any and all of Customer's shares in a CMA money market fund and/or the withdrawal of any and all of its deposits maintained in any ISA arrangement and Customer irrevocably authorizes Merrill Lynch, Pierce, Fenner & Smith Incorporated to redeem and/or withdraw such fund shares and/or deposits to pay the amounts to MLBFS, and (ii) should an insufficient amount of or no cash, CMA money market fund shares and/or ISA balances be available in Customer's WCMA Account, advance funds from Customer's WCMA Line of Credit on account thereof; all without notice to or any separate consent of Customer

(e) All payments to which MLBFS is entitled shall be made to MLBFS by Customer free and clear of and without deduction for any present and future foreign taxes, exchange regulation charges or other levies, deductions or withholdings of any kind, and shall be made in United States currency

4 EXAMINATION OF CREDITS, INSTRUMENTS AND DOCUMENTS; DISCREPANCIES.

(a) Customer shall promptly examine a copy of each Credit (and any amendments thereto) sent to it by MLBFS and/or an Issuing Bank and all other instruments and documents (or copies thereof) delivered to it from time to time by MLBFS and/or such Issuing Bank in connection therewith, and Customer shall, within one Business Day of its receipt thereof, notify MLBFS and such Issuing Bank by telecommunication or other expeditious means of communication of any discrepancy, irregularity or claim of non-compliance with the instructions set forth in the appropriate Application or amendment request. Customer shall be conclusively deemed to have waived any claim against MLBFS and such Issuing Bank and its correspondents in connection with such Credit unless it notifies MLBFS and such Issuing Bank in accordance with the term of the previous sentence

(b) In the event that MLBFS and/or the applicable Issuing Bank notifies Customer as to any discrepancy between any instrument or document presented under any Credit and the requirements of such Credit, Customer shall, within one Business Day of its receipt of such notice (or such shorter interval as circumstances may require and of which the applicable Issuing Bank shall advise Customer), notify MLBFS by telecommunication or other expeditious means of communication as to Customer's acceptance or non-acceptance thereof Customer shall also notify such Issuing Bank of all such instances in accordance with terms of the applicable CLC Agreement Customer shall be conclusively deemed to waive any claim of improper honor or dishonor of any Credit, or of improper payment therefor, if it fails to so notify MLBFS and such Issuing Bank within the time and in the manner required herein

5 COMPLIANCE WITH LEGAL REQUIREMENTS.

Customer shall procure all licenses and comply with all formalities necessary for the import, export and shipping of any property in connection with any Credit and shall comply with all applicable domestic and foreign laws, orders and regulations (including those relating to exchange) Upon MLBFS' request, Customer shall promptly furnish MLBFS and the Issuing Bank with certificates evidencing such compliance Customer hereby certifies and warrants to MLBFS on a continuing basis that, (i) no transactions with respect to any property shipped in connection with any Credit are or will be prohibited under any United States or foreign law, order or regulation, and (ii) each shipment covered by any Credit or regulation and any Documents required thereunder, shall fully conform to all applicable United States and foreign laws, orders and regulations

6 LIMITATIONS.

(a) Customer agrees that neither MLBFS, the applicable Issuing Bank, nor any of its correspondents shall be responsible for, and Customer's obligation to pay and/or reimburse MLBFS shall not be affected by (i) acts or omissions of any other person, including, without limitation, any beneficiary or assignee of any Credit, and any correspondent, agent or sub-agent, (ii) the existence, character, nature, quality, quantity, condition, packing value or delivery of goods purporting to be represented by Documents, (iii) the validity, sufficiency, genuiness or collectibility of Documents (including insurance) or instruments, or of any endorsements thereon, (iv) any irregularity in connection with shipment, including, without limitation, any default or fraud by the shipper or others, the time, place, manner or order of shipment, non-shipment of goods or partial or incomplete shipments, failure to arrive or delay in arrival of goods or Documents, or failure to give notice of shipment or arrival of goods or Documents, (v) breach of contract between Customer and any Credit beneficiary or other party, (vi) consequences of compliance with laws, orders, regulations or customs in effect in places of negotiation or payment of any Credit, (vii) failure of Drafts or other payment demands to bear reference or adequate reference to any Credit, (viii) failure of any negotiating bank to comply with MLBFS' directions, (ix) failure of any party to surrender or take up any Credit,
(x) failure of any party to note the amount of any Draft or payment demand on the reverse side of any Credit, or forward Documents apart from Drafts as required by the terms of any Credit (each of which requirements may be waived by the applicable Issuing Bank even if included in any Credit); (xi) errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or interpretation of technical or other terms, or (xii) without limiting the foregoing, any other act or omission not done or omitted in bad faith

(b) MLBFS shall have no duty to inquire into (i) the existence of any disputes or controversies between Customer and the beneficiary of any Credit or any other person, including without limitation the applicable Issuing Bank and/or its correspondents, or (ii) the truth, accuracy or occurrence of any fact or event referred to in any certificate or other Document presented under or in connection with any Credit MLBFS' sole obligation shall be limited to honoring requests for payment by the applicable Issuing Bank made under and in compliance with any Credit notwithstanding, (A) any assistance which MLBFS may have rendered in connection with the preparation of the wording of the Credit or any certificate or other Documents required to be presented thereunder, or (B) any awareness or knowledge which MLBFS may have concerning any transaction giving rise to any Credit.

7 INDEMNIFICATION AND INCREASED COSTS.

(a) Customer agrees to indemnify and hold MLBFS, the applicable Issuing Bank and its correspondents and their respective officers, agents, directors, successors and assigns harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) resulting from or incurred in connection with this Supplement, any Application and/or any Credit, and, without limiting the foregoing, Customer agrees to bear and pay all reasonable expenses of every kind for the enforcement of any of MLBFS' and/or the applicable Issuing Bank's rights herein mentioned or of any claim or demand by MLBFS and/or the applicable Issuing Bank against Customer; excluding, however, from said indemnity any such claims, liabilities, etc arising directly out of the willful wrongful act or active gross negligence of MLBFS or the Issuing Bank If any attorney is used at any time or from time to time to enforce any of said obligations or this Supplement or to represent MLBFS and/or such Issuing Bank in any legal proceeding concerning any Credit (including, without limitation, any attempt by Customer to enjoin or delay MLBFS' payment for the honor of a draft or payment demand under any Credit), MLBFS' and such Issuing Bank's reasonable attorneys' fees shall be added thereto

(b) If any law or regulation, any change in any law or regulation, or any interpretation thereof by any court or administrative or governmental authority charged or claiming to be charged with the administration thereof, or any change in generally accepted accounting principles applicable to MLBFS and/or the applicable Issuing Bank, shall (i) impose, modify or make applicable any reserve, special deposit or similar requirement against any Credits issued by such Issuing Bank or with respect to this Supplement or the applicable CLC Agreement, the Credit or any related Document or any transactions hereunder or thereunder, or (ii) impose on MLBFS and/or the applicable Issuing Bank any other condition regarding this Supplement, the applicable CLC Agreement, the Credit or any related Document, or (iii) subject MLBFS and/or the applicable Issuing Bank to any tax, charge, fee, deduction or withholding of any kind whatsoever and the result of any such event or any similar measure, shall be to increase the cost to MLBFS or to such Issuing Bank with respect to issuing or maintaining any Credit or to reduce the amount of principal of, interest on, or any fee or compensation receivable by MLBFS and/or such Issuing Bank in respect of any Credit or this Supplement, Customer shall promptly pay to MLBFS or such Issuing Bank, upon demand, and from time to time upon receipt from MLBFS and/or such Issuing Bank of a certificate as to such increased cost, completed as of the effective date of such change of interpretation, all additional amounts which are necessary to compensate MLBFS and/or such Issuing Bank for such increased cost A certificate from MLBFS or the applicable Issuing Bank as to increased costs shall show the manner of calculation and shall be conclusive (absent manifest error) as to the amount thereof In addition, without limiting the foregoing, if any such change in applicable law or regulations, or interpretation thereof or in generally accepted accounting principles should occur, but such change or interpretation does not increase any cost or reduce any fee or compensation, Customer nevertheless agrees to pay to MLBFS a fee which will adequately compensate MLBFS, in its' reasonable judgment, for any adverse non-monetary impact on MLBFS.

8. INSURANCE. Customer shall keep all property shipped in connection with any Credit insured in such amounts, against such risks, upon such terms and with such insurers as may be required by MLBFS from time to time, and shall furnish to MLBFS on request a certificate or other evidence satisfactory to MLBFS of such insurance Customer understands and agrees that any insurance required to be obtained pursuant to this Section is and shall be deemed supplemental to any required by or obtained in favor of the applicable Issuing Bank

9. RESERVATION OF RIGHTS OF MLBFS MLBFS RESERVES THE RIGHT AT ANY TIME WITHOUT NOTICE TO OR THE CONSENT OF CUSTOMER AND IN MLBFS' SOLE DISCRETION TO (i) TERMINATE OR MODIFY IN ANY MANNER ITS LETTER OF CREDIT ARRANGEMENT WITH ANY ISSUING BANK, (ii) TERMINATE ITS LETTER OF CREDIT PROGRAM, (iii) REFUSE WITH OR WITHOUT CAUSE TO APPROVE ANY REQUEST OR REQUESTS OF CUSTOMER FOR THE ISSUANCE OR AMENDMENT OF A CREDIT OR WAIVER OF ANY DISCREPANCY IN A DRAWING OF A CREDIT,
(iv) LIMIT THE NUMBER OF LETTERS OF CREDIT ISSUED PURSUANT HERETO, AND (v) TERMINATE OR AMEND THIS SUPPLEMENT AND CUSTOMER'S RIGHTS HEREUNDER

10 MISCELLANEOUS.

(a) Customer shall furnish MLBFS with a list of persons authorized to act for Customer in connection with this Supplement, any Application or any Credit issued pursuant to this Supplement MLBFS shall be authorized and entitled to rely upon any written or tele-transmitted Application or other communication or any message or conversation by telephone received or purporting to be received from one of such persons or any other person reasonably believed by MLBFS to be duly authorized to act for Customer hereunder

(b) Customer shall not assign any of its rights and/or obligations hereunder unless the prior written consent of each of MLBFS and the applicable Issuing Bank is obtained Customer acknowledges and agrees that MLBFS may freely assign or delegate any of its rights and duties hereunder, or in connection with any Credit, to any entity without notice to or the consent of Customer

(c) No delay on the part of MLBFS and/or the applicable issuing Bank, or on the part of any assignee, in exercising any power or right hereunder shall operate as a waiver of any power or right nor shall any single or partial exercise of any power or right hereunder preclude oilier of further exercise thereof, or the exercise of any other power or right The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights or remedies which MLBFS and/or the applicable Issuing Bank or any of their assigns may otherwise have or would have under applicable law

(d) MLBFS is hereby irrevocably authorized, but not obligated, to obtain and receive any and all communications and/or material of any nature whatsoever relating to Credits or in connection with Customer's participation in MLBFS' Letter of Credit Arrangement, including, without limitation, any and all communications from or to the applicable Issuing Bank

(e) All notices and other communications required or permitted hereunder shall be given and shall become effective in the manner and at the time set forth in the Loan Agreement

(f) If Customer shall fail to do any act or thing it has covenanted to do under this Supplement or the applicable CLC Agreement or if any representation or warranty on the part of Customer contained in this Supplement or the CLC Agreement shall be breached, MLBFS may, in its sole discretion, after 5 days written notice is sent to Customer, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and any and all amounts so expended by MLBFS shall be repayable to MLBFS by Customer immediately upon MLBFS' demand therefor, with interest at the Interest Rate described in the Loan Agreement during the period from and including the date funds are so expended by MLBFS to the date of repayment, and any such amounts due and owing MLBFS shall be additional Obligations of Customer to MLBFS secured hereunder and under the Loan Agreement

(g) Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to carry into effect the purposes of this Supplement, or to confirm unto MLBFS its rights, powers and remedies under this Supplement

(h) This Supplement shall be governed by and interpreted under the laws of the State of Illinois, and may be enforced by MLBFS in any jurisdiction where the Loan Agreement may be enforced

(i) Whenever possible, each provision of this Supplement shall be interpreted is such manner as to be effective and valid under applicable law Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Supplement or affecting the validity or enforceability of such provision in any other jurisdiction

(j) This Supplement is an Additional Agreement under the Loan Agreement, constitutes the entire understanding and represents the full and final agreement between the parties with respect to the subject matter hereof, and may not be contradicted by evidence of prior written agreements or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, this Supplement has been executed as of June 19, 2001

RENT-A-WRECK OF AMERICA, INC. D/B/A -RENT-A-WRECK" AND "PRICELESS"

By /s/ Ken Blum, Jr.                          /s/ Mitra Ghahramanlou
   ----------------------------               ----------------------------
   Signature (1)                              Signature (2)

   Ken Blum, Jr.                              Mitra Ghahramanlou
   ----------------------------               ----------------------------
   Printed Name                               Printed Name

   President                                  CAO
   ----------------------------               ----------------------------
   Title                                      Title

Accepted at Chicago, Illinois

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By /s/
   ----------------------------

EXHIBIT A

ATTACHED TO AND HEREBY MADE A PART OF THAT CERTAIN LETTER OF CREDIT SUPPLEMENT TO WCMA LOAN AND SECURITY AGREEMENT NO. 749-07V74 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND RENT-A-WRECK OF AMERICA, INC. D/B/A "RENT-A-WRECK" AND "PRICELESS".

Stand-By Letters of Credit

Commitment Fee.        1/4% flat
Processing Fee         $1,500 each
Amendment Fee          $150 each (for amendments other than an annual extension)
Stand-By Commission    1.0% flat, or $1,000,  whichever is higher
Negotiation Fees       1/2% flat or $500 minimum per draw

Documentary Letters of Credit:

Commitment Fee         1/4% flat
Issuance Fee.          1/4% flat or $200.00, whichever is higher
Amendment Fees         1/4% flat or $150.00, whichever is higher
Cancellation Fees.     $150.00
Negotiation Fees       3/4% flat or $250.00 minimum per draw
Cable Fees             $50.00 each

Note The above are per annum charges. Fees subject to change There may be additional fees if any additional services are required.

                         EXHIBIT A TO SERVICE AGREEMENT

                            CONTINUING AGREEMENT FOR
                          LETTERS OF CREDIT FOR CLIENTS
                            OF MERRILL LYNCH BUSINESS
                             FINANCIAL SERVICES INC.

The Northern Trust Company
55 South LaSalle Street
Chicago, Illinois 60675

Attention: Division Head, Financial Institutions Division

Gentlemen:

In consideration for the issuance by THE NORTHERN TRUST COMPANY (the "Bank") from time to time, upon receipt of Applications AND solely at the option of the Bank, of one or more letters of credit (each a "Credit" and collectively, the "Credits") in connection with the Merrill Lynch Business Financial Services Inc. ("MLBFS") letter of credit arrangement, Rent-A-Wreck of America, Inc. , a corporation (the "Applicant") hereby agrees with MLBFS and the Bank with respect to each Credit issued by the Bank, as follows:

1.  Definitions. As used in this Agreement:

(a) An "Application" means the Application by the Applicant for a Credit, substantially in the form of Annex 1 or Annex 2 hereto, as applicable, as such Application may be amended or modified from time to time.

(b) An "Instrument" means any draft, receipt, acceptance, teletransmission (including, but not limited to, telex or cable), or other written demand for payment made in connection with a Credit.

(c) "Property" means goods and merchandise and any and all documents relating thereto, securities, funds, chooses in action and any and all other forms of property, whether real, personal or mixed and any right or interest therein.

(d) "Uniform Customs and Practice" with respect to a Credit means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any subsequent revision thereof adhered to by the Bank on the date such Credit-is issued. The Uniform Customs and Practice shall serve, in the absence of proof expressly to the contrary, as evidence of general bank usage.

(e) "Instructions" means oral or written instruction or instructions transmitted by teleprocessor given on behalf of the Applicant by one or more officers or employees of the Applicant (each such officer or employee, or combination thereof, being hereinafter referred to as an "authorized person").

2. Applications for the Issuance of Credits. The Applicant shall request the issuance of any Credit pursuant to this Agreement by completing the Bank's then-current Application. The present forms of Application are attached hereto at Annex 1 and Annex 2. Each Application shall constitute a certification by the Applicant that any representation, warranty or commitment made by the Applicant in this Agreement is true and correct as of the date of such Application. Upon the Bank's receipt of an Application, the Bank may, but shall not be required to, issue a Credit in response thereto. However, if the Bank, in its sole discretion, chooses not to issue a Credit, the Bank will notify the Applicant and MLBFS promptly of its decision. Amendments to any Application and requests to amend any Credit issued by the Bank shall be in accordance with the Bank's procedures governing such amendments. The Bank will promptly notify the Applicant and MLBFS of its decision upon such requests.

3. Reimbursement Obligation. On behalf of the Applicant, MLBFS will pay the Bank, on demand at the Bank's principal office, in immediately available funds, the amount required to pay each Instrument or other amount paid under or purporting to be under a Credit upon documents presented in substantial compliance with the terms of the Credit. Such payment shall be made with interest from the date of the Bank's payment to the date of reimbursement. If the Instrument is in foreign currency, such payment shall be in United States currency at the Bank's selling rate for cable transfers to the place of payment of the Instrument current on the date of payment or of the Bank's settlement of its obligation, as the Bank may require. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in New York for effecting such transfers, MLBFS will pay the Bank on behalf of the Applicant, on demand, an amount in United States currency equivalent to the Bank's actual cost of settlement of its obligation however or whenever the Bank shall make such settlement, with interest from the date of settlement to the date of payment. The Applicant will comply with all governmental exchange regulations now or hereafter applicable to each Credit or Instrument or payment related thereto and MLBFS will pay the Bank on behalf of the Applicant, on demand, in United States currency, such amount as the Bank may be or may have been required to expend on account of such regulations.

4. Payment of Commissions, Expenses and Interest. MLBFS on behalf of the Applicant will pay the Bank, on demand, the Bank's commission and all charges, costs, and expenses paid or incurred by the Bank in connection with any Credit, and interest where chargeable, including fees and charges of counsel and costs allocated by the Bank's internal legal department in connection with the performance or enforcement of this Agreement or any Credit. Unless otherwise agreed:

(a) commissions payable hereunder shall be at the rate customarily charged by the Bank at the time in like circumstances;

(b) interest payable hereunder on amounts not paid when due shall be at the highest non-default interest rate provided for in the agreement between the Applicant and MLBFS governing the Applicant's Working Capital Management Account; and

(c) in addition to commissions, fees and amounts otherwise payable with respect to the issuance of any Credit, MLBFS on behalf of the Applicant shall pay to the Bank on demand such amounts as the Bank in its sole discretion determines are necessary to compensate it for any cost or reduction of rate of return attributable to the existence of this Agreement, any Application or its issuing or having outstanding such Credits resulting from the application of any law, rule or regulation applicable to the Bank (whether or not having force of law) regarding any reserve, assessment, capital adequacy or similar requirements relating to letters of credit or the reimbursement agreements with respect thereto or to similar liabilities or assets of the Bank whether existing at the time of issuance of the Credit or adopted thereafter; provided, however, that in the case of a sale of a participation permitted by paragraph 15 hereof all amounts payable by MLBFS on behalf of the Applicant under paragraph 3(c) hereof shall be determined as if the Bank had not sold such participation. The Applicant acknowledges that there may be various methods of allocation costs to the Credits and agrees that the Bank's allocation for purposes of determining the costs referred to above shall be conclusive and binding provided such allocation is made in good faith.

5. Authorization of MLBFS. The Applicant hereby irrevocably authorizes MLBFS, and MLBFS agrees, to pay to the Bank on behalf of the Applicant any and all amounts due to the Bank in accordance with the terms of or in connection with any Credit or this Agreement, including but not limited to all amounts specified in Sections 3 and 4 of this Agreement. MLBFS agrees to make payment as follows:
MLBFS shall debit Applicant's WCMA Account at MLBFS's affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and apply the proceeds to the payment of any amount due the Bank in accordance with the terms of any Credit. In the event there are not sufficient funds or assets available to debit in such WCMA Account, MLBFS shall advance the funds required to pay the Bank any amount due in accordance with the terms of any Credit. The Applicant shall remain obligated to reimburse MLBFS any amount paid to the Bank pursuant to the foregoing sentence in accordance with the provisions of the Applicant's WCMA Account Agreement and the supplement thereto entered into in connection with the letter of credit arrangement.

6. Proper Drawing; Bank's Honoring. The Bank may honor, as complying with the terms of the Credit and of the Application, any instrument or other document otherwise in order signed or issued by a person purporting to be an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Credit to draw or issue such instruments or other documents. The Bank shall have no duty to determine the proper identity of any one appearing in any draft or document as a transferee and any payment by the Bank to any purported transferee as determined by the Bank is hereby authorized. The Bank may accept and pay drafts without requiring the delivery of shipping documents.

7. Amendment, Change, Modification; No Waiver. In the event of any amendment, change or modification, with the consent of the Applicant and MLBFS, relating to any Credit or any Instruments or documents called for thereunder, including waiver of noncompliance of any such Instruments or documents with the terms of such Credit, this Agreement shall be binding upon the Applicant <1> with regard to such Credit as so amended, changed, or modified, and with regard to any action taken by MLBFS, the Bank or any of their correspondents relative thereto. No amendment, change, waiver, or modification to which MLBFS or the Bank has consented shall be deemed to mean that MLBFS or the Bank will consent or has consented to any other or subsequent request to amend, change, modify, or waive a term of such Credit. MLBFS or the Bank shall not be deemed to have waived any of their respective rights hereunder, unless MLBFS or the Bank or their respective authorized agents shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver.

8. U.C.P.; Agreements and Acknowledgments; Indemnification. The Uniform Customs and Practice shall be binding on this Agreement, each Credit hereunder and all transactions in connection therewith except to the extent that it is otherwise expressly agreed. It is also agreed that:

(a) user(s) of any Credit shall not be deemed agents of the Bank;

(b) none of MLBFS, the Bank, their affiliates, their subsidiaries, or the Bank's correspondents shall be responsible for any act, error, neglect, default, omission, insolvency or failure in the business of any of their correspondents;

(c) any action, inaction or omission on the part of MLBFS or the Bank or any of their affiliates, subsidiaries or correspondents, under or in connection with any Credit or the relative Instruments, documents or Property, if in good faith, shall be binding upon the Applicant <2> and shall not place MLBFS, the Bank or any of its correspondents under any liability to the Applicant <3> and in no event shall the Bank or any correspondent be liable for any special, punitive, exemplary or consequential damages; and

(d) the Applicant will promptly examine: (i) the copy of any Credit (and of any amendments thereof) sent to it by the Bank; and (ii) all Instruments and documents delivered to it from time to time, and, in the event of any claim of noncompliance with the Applicant's instructions or other irregularity, the Applicant will immediately notify the Bank thereof in writing, with a copy to MLBFS, the Applicant being conclusively deemed to have waived any such claim against MLBFS, the Bank and their correspondents unless such notice is given as aforesaid.

9. Instructions; No Liability. Instructions (whether oral, or by telephone, teletransmission or by other means) may be honored by MLBFS or the Bank (as applicable) when received from anyone purporting to be authorized to give such instructions for the Applicant. Applicant agrees to furnish the Bank (with a copy to MLBFS) with written confirmation of each such instruction signed by the person giving such instruction, or other authorized officer, but MLBFS's or the Bank's responsibility with respect to any instruction shall not be affected by the. failure to receive, or the content of, such confirmation. Neither MLBFS nor the Bank shall have any responsibility to notify Applicant of any discrepancies between Applicant's instructions and its written confirmation, and in the event of any such discrepancy, the original instructions shall govern. MLBFS and the Bank shall be fully protected in, and shall incur no liability to the Applicant for, acting upon any oral, telephone, teletransmission or other instructions which MLBFS or the Bank in good faith believes to have been given by any authorized person, and in no event shall MLBFS or the Bank be liable for any special, punitive, exemplary or consequential damages. Either of MLBFS or the Bank may, at its option, use any means of verifying instructions received by it. Either of MLBFS or the Bank also may, at its option, refuse to act on any oral, telephone, teletransmission or other instruction or any part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal.

10. Indemnification. The Applicant agrees to hold MLBFS, the Bank, each officer and employee and each branch, affiliate and subsidiary of MLBFS or the Bank, and their correspondents indemnified and harmless against any and all claims, loss, liability, damage or cost, including reasonable counsel fees and allocated costs of internal counsel, howsoever arising from or in connection with any Credit, including without limitation all amounts adjudicated or otherwise ordered by any court or other tribunal to be payable in connection with the Credit to the beneficiary or its successors or assigns, and any such claim, loss, liability, damage or cost arising out of any transfer, sale, delivery, surrender, or endorsement of any document at any time(s) held by MLBFS, the Bank or any of their officers, employees, branches, affiliates or subsidiaries, held for the account of any one of them by any correspondent of any one of them, in connection with such Credit, or arising out of any action for injunctive or other judicial or administrative relief arising out of or in connection with such Credit and affecting, directly or indirectly, MLBFS, the Bank or such affiliate or subsidiary.

11. Licenses; Insurance; Regulations. The Applicant will procure promptly any necessary import, export or other licenses for the import, export or shipping of the Property shipped under or pursuant to or in connection with such Credit, and will comply with all foreign and domestic governmental regulations in regard to the shipment of such Property or the financing thereof, and will furnish such certificates in that respect as the Bank may at any time(s) require, and will keep such Property adequately covered by insurance.

12. Continuing Rights and Obligations. MLBFS's and the Bank's rights hereunder shall continue unimpaired, and the Applicant shall be and remain obligated in accordance with the terms and provisions hereof. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by MLBFS or the Bank shall impair MLBFS's or the Bank's rights or powers hereunder. If the Applicant is a partnership, its obligations hereunder shall continue in force and apply, notwithstanding any change in the membership of such partnership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners. If more than one entity and/or person signs this Agreement, each of them shall be jointly and severally liable hereunder and all the terms and provisions regarding liabilities, obligations and Property of such entities and/or persons shall apply to any liabilities, obligations and Property of any and all of them.

13. Jurisdiction and Venue; Service of Process; Appointment of Agent; Waiver. The Applicant hereby consents to the non-exclusive jurisdiction (i) of any court of record of the State in which the branch of the Bank to which this Agreement is addressed is located (ii) of the United States District Court for the appropriate District of such State and agrees that such court shall be a proper forum for any action or suit arising out of or in connection with this Agreement or any Credit. Service of process in any such action or suit may be made upon the Applicant by mailing a copy of the summons to the Applicant either at the address set forth below or at the Applicant's last address appearing in MLBFS's or the Bank's records. The Applicant also waives:

(a) the right to trial by jury in the event of any litigation to which MLBFS or the Bank and the Applicant are parties in respect of any matter arising under any Credit (including, but not limited to, this Agreement and any Application), whether or not such litigation has been commenced in respect of a Credit (including, but not limited to, this Agreement and any Application) and whether or not other persons are also parties thereto;

(b) any immunity it or its Property may now or hereafter have from suit, jurisdiction, attachment (whether prior to judgment or in aid of execution), execution or other legal process; and

(c) any claim against MLBFS or the Bank for consequential, exemplary, punitive or special damages.

Notice of acceptance of this Agreement by the Applicant is waived.

14. Consent to Disclose. Applicant hereby consents to the dissemination to subsidiaries and affiliates of the Bank of information in the Bank's possession relating to the Application in connection with any proposed participations by the Bank of any of the rights and obligations hereunder.

15. Non-Waiver by MLBFS and Bank. It is expressly recognized and acknowledged by the Applicant that notwithstanding anything to the contrary contained herein, MLBFS and the Bank do not waive their common law or statutory rights of set-off or any other rights generally available to creditors.

16. Assignment; Applicable Law. The Bank may assign or sell participations in all or any part of each Credit or this Agreement to another entity. This Agreement may not be assigned by the Applicant without the prior written consent of MLBFS and the Bank. This Agreement and all rights, obligations and liabilities arising hereunder shall be binding upon and inure to the benefit of MLBFS and the Bank and the Applicant and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, provided that to the extent there is any conflict between such laws and the Uniform Customs and Practice, the Uniform Customs and Practice shall control.

17. Conflict. In the event that the terms hereof conflict with the terms contained in any Application, the terms of this Agreement shall control.

Very truly yours,

/s/ Ken Blum, Jr.

(APPLICANT)

ACKNOWLEDGED AND AGREED TO:

MERRILL LYNCH BUSINESS
FINANCIAL SERVICES, INC.

By:  /s/
Its: VP

THE NORTHERN TRUST COMPANY

By:

Its: